UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

NEXSTAR MEDIA GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway Suite 700
Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2022, Nexstar Media Group, Inc. (“Nexstar”) issued a press release announcing that (1) Nexstar Media Inc. (“Nexstar Media”), a wholly-owned subsidiary of Nexstar, has closed a new term loan A facility in an aggregate principal amount of $2,425 million (the “2022 Nexstar Term Loan A Facility”) and a new revolving credit facility in an aggregate principal amount of $550 million (the “2022 Nexstar Revolving Credit Facility”) and (2) Mission Broadcasting, Inc. (“Mission”), a variable interest entity of Nexstar, has closed a new revolving credit facility in an aggregate principal amount of $75 million (the “2022 Mission Revolving Credit Facility”).

The 2022 Nexstar Term Loan A Facility, the 2022 Nexstar Revolving Credit Facility and the 2022 Mission Revolving Credit Facility (collectively, the “New Facilities” and each, a “New Facility”), each has a five-year maturity and bears interest at a rate of term SOFR for the applicable interest period plus a margin in the range of 1.25% - 2.00% determined based on a leverage based grid. The term SOFR for any interest period is the sum of the term SOFR screen rate published by the CME term SOFR administrator plus a spread adjustment of 0.10%. The 2022 Nexstar Term Loan A Facility has a 5% amortization each year, to be payable on a quarterly basis. In connection with entry into the New Facilities, each of Nexstar Media and Mission also amended its respective credit agreement to, among others, streamline each borrower’s notice obligations and update certain covenant terms, in each case, as set forth in each amended credit agreement filed herein as Exhibits 10.1 and 10.2, respectively. The remaining terms of each New Facility are substantially the same with the existing terms in the Nexstar Media credit agreement in effect prior to the date hereof and the Mission credit agreement in effect prior to the date hereof, as applicable.

The foregoing description is qualified in its entirety by reference to the text of the amended Nexstar Media credit agreement and the amended Mission credit agreement, as applicable, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

Concurrently with the closing of the 2022 Nexstar Term Loan A Facility and the 2022 Nexstar Revolving Credit Facility, Nexstar Media utilized the borrowings under the 2022 Nexstar Term Loan A Facility to prepay (1) all of its outstanding term A-4 loans due October 2023, term A-5 loans due September 2024 and term B-3 loans due January 2024 and (2) a portion of its outstanding term B-4 loans due September 2026.

Concurrently with the closing of the 2022 Mission Revolving Credit Facility, Mission borrowed $61.5 million under such facility and used the proceeds to prepay all of Mission’s outstanding borrowings under its existing revolving credit facility.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Credit Agreement, dated as of January 17, 2017, by and among Nexstar Media Inc. (f/k/a Nexstar Broadcasting, Inc.), Nexstar Media Group, Inc., Bank of America, N.A. and the several lenders party thereto, as amended by that Amendment No. 5, dated as of June 21, 2022.

10.2

Credit Agreement, dated as of January 17, 2017, by among Mission Broadcasting, Inc., Bank of America, N.A. and the several lenders party thereto, as amended by the Amendment No. 6, dated June 21, 2022.

99.1	Press Release issued on June 21, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

Date:	June 21, 2022	By:	/s/ Lee Ann Gliha
		Name:	Lee Ann Gliha
		Title:	Chief Financial Officer
(Principal Financial Officer)